                                                                  EXHIBIT (4)(g)
                  THE LUBRIZOL CORPORATION
                  29400 Lakeland Boulevard
                   Wickliffe, Ohio 44092

                                October 28, 1991


National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114

Attention:  Corporate Trust Department

          Re:  Amendment No. 1 to Special Rights Agreement

Gentlemen:

     Pursuant to Section 23 of the Special Rights Agreement, dated as of October 31, 1988 ("Special Rights Agreement"), between The Lubrizol Corporation (the "Company") and National City Bank (the "Rights Agent"), the Company, by resolution adopted by unanimous vote of its Directors, hereby amends the Special Rights Agreement as follows (this Amendment No. 1 to the Special Rights Agreement is hereinafter referred to as "this Amendment").

     1. To amend Section 1(k) of the Special Rights Agreement to read in its entirety as follows:

     "(k) "Final Expiration Date" shall mean November 8,
     1996."

2.   To amend Section 7(A) of Exhibit A to the Special Rights
    Agreement to read in its entirety as follows:

          "(A) So long as any shares of Series A Stock are outstanding, no shares of any series of Serial
    Preferred Stock or other capital stock of the Corporation may be issued by the Corporation except for (i) Common Shares having the express terms applicable to Common Shares on the Share Acquisition
    Date (as defined in Section 8(B) of this Division C),
    (ii) shares of capital stock which are Junior Stock
    (as that term is defined in Section 2(B) of this Division C), and (iii) shares of Series A Stock issuable pursuant to and in accordance with the Rights
    Agreement."

    3. The form of Right Certificate attached as Exhibit A to the Special Rights Agreement and the form of Summary of Rights attached as Exhibit B to the Special Rights Agreement are hereby amended to reflect the provisions of this Amendment.

    4. This Amendment is effective as of October 28, 1991, and all references to the Special Rights Agreement shall, as of such date, be deemed to be references to the Rights Agreement, as amended by this Amendment.

                                 Very truly yours,

                                 THE LUBRIZOL CORPORATION


                                 By:
                                    Name:  L. E. Coleman
                                    Title: Chairman & CEO


Agreed to and Accepted:

NATIONAL CITY BANK

By
    Name:
    Title:
    -2-